Exhibit 3.1

ARTICLES OF CORRECTION

FOR

CORNERSTONE BANCSHARES, INC.

In accordance with Section 48-11-305 of the Tennessee Business Corporation Act, Tennessee Code Annotated Section 48-11-101 et seq., the undersigned domestic corporation hereby submits for filing the following Articles of Correction:

(1) The name of the corporation is Cornerstone Bancshares, Inc.

(2) The documents to be corrected are:

A. The First Amendment to Amended and Restated Charter of Cornerstone Bancshares, Inc. that was filed with the Tennessee Secretary of State on April 27, 2004, which increased the number of authorized shares of common stock from 2,000,000 to 10,000,000 (the “First Amendment”);

B. The Articles of Amendment to the Amended and Restated Charter of Cornerstone Bancshares, Inc. that were filed with the Tennessee Secretary of State on September 23, 2009, which created a series of preferred stock designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Second Amendment”);

C.  The Articles of Amendment to the Amended and Restated Charter of Cornerstone Bancshares, Inc. that were filed with the Tennessee Secretary of State on September 23, 2009, which created a series of preferred stock designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Third Amendment”);

D. The Articles of Amendment to the Amended and Restated Charter of Cornerstone Bancshares, Inc. that were filed with the Tennessee Secretary of State on May 4, 2010, which increased the number of authorized shares of common stock from 10,000,000 to 20,000,000 (the “Fourth Amendment”); and

E. The Articles of Amendment to the Amended and Restated Charter (as amended) of Cornerstone Bancshares, Inc. that were filed with the Tennessee Secretary of State on June 24, 2010, which deleted prior provisions set forth in the Second Amendment and the Third Amendment, and created a series of preferred stock designated as Series A Convertible Preferred Stock (the “Fifth Amendment,” and together with the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, each an “Amendment,” and collectively, the “Amendments”).

(3) The corrections desired are to replace erroneous references to “Section 3” of the Amended and Restated Charter with references to “Section 2” in each of the Amendments as follows:

A. With respect to Item 3 of the First Amendment, the reference to “Section 3, Shares,” should be replaced with a reference to “Section 2” and the amended provision should be renumbered “2”;

B. With respect to Item 2 of the Second Amendment, references to “Section 3” of the Amended and Restated Charter should be replaced with references to “Section 2”;

C. With respect to Item 2 of the Third Amendment, references to “Section 3” of the Amended and Restated Charter should be replaced with references to “Section 2”;

D. With respect to Item 2 of the Fourth Amendment, the reference to “Section 3” should be replaced with a reference to “Section 2”; and

E. With respect to Item 2 of the Fifth Amendment, references to “Section 3” of the Amended and Restated Charter should be replaced with references to “Section 2.”

(4) The remainder of the Amendments are correct as originally filed with the Tennessee Secretary of State.

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IN WITNESS WHEREOF, the undersigned has executed these Articles of Correction as of the 18th day of August, 2015.

CORNERSTONE BANCSHARES, INC.

By:	/s/ Nathaniel F. Hughes
Name:	Nathaniel F. Hughes
Title:	President and Chief Executive Officer

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